                                                        Exhibit 99.1
                  News

For Immediate Release                                                                                                                       Contact:
January 26, 2011                                                                                                                          Rick Honey
                                    (212) 878-1831

MINERALS TECHNOLOGIES INC. DECLARES QUARTERLY DIVIDEND
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NEW YORK, January 26—Minerals Technologies Inc. (NYSE: MTX) today declared a regular quarterly dividend of $0.05 per share on the company’s common stock. The dividend is payable March 16, 2011 to stockholders of record on February 25, 2011.
Minerals Technologies Inc. is a global resource- and technology-based growth company that develops produces and markets the highest quality performance-enhancing minerals and related products, systems and services. MTI serves the paper, steel, polymer and other manufacturing industries. The company reported sales of $907.3 million in 2009.
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For further information about Minerals Technologies Inc. look on the internet at http://www.mineralstech.com/